As filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allurion Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	92-2182207
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 Huron Drive

Natick, MA 01760

(508) 647-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Gibbons

Chief Legal Officer

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Tel: (508) 647-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danielle M. Lauzon

Jeffrey A. Letalien

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Tel: (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2025

PRELIMINARY PROSPECTUS

ALLURION TECHNOLOGIES, INC.

Up to 6,177,348 Shares of Common Stock

This prospectus relates to the potential offer and sale from time to time by the selling securityholders identified in this prospectus of up to an aggregate of 6,177,348 shares of common stock, par value $0.0001 per share (“common stock”), of Allurion Technologies, Inc. (“we,” “us,” the “Company” or “Allurion”), including (i) 841,751 shares of common stock issued and sold to RTW (as defined below) in a private placement pursuant to a subscription agreement (the “January 2025 Subscription Agreement”), dated as of January 14, 2025, by and among us and funds affiliated with RTW Investments, LP (collectively, “RTW”), (ii) 1,240,000 shares of common stock issuable upon the exercise of the warrants (“January 2025 Private Placement Warrants”) sold in a private placement pursuant to a securities purchase agreement (the “January 2025 Securities Purchase Agreement”), dated as of January 24, 2025, by and among us and the investors listed therein (the “January 2025 Investors” and, together with RTW, the “January Selling Securityholders”), (iii) 1,800,000 shares of common stock issuable upon the exercise of the warrants (“February 2025 Private Placement Warrants”) sold in a private placement pursuant to a securities purchase agreement (the “February 2025 Securities Purchase Agreement”), dated as of February 19, 2025, by and among us and the investors listed therein (the “February 2025 Investors”), (iv) 267,686 shares of common stock issued and sold to Leavitt (as defined below) in a private placement pursuant to a subscription agreement (the “February 2025 Subscription Agreement”), dated as of February 19, 2025, by and between us and Leavitt Equity Partners III, L.P. (“Leavitt” and, together with the February 2025 Investors, the “February Selling Securityholders”), (v) 535,372 shares of common stock issuable upon the exercise of the warrants (“Leavitt Private Placement Warrants”) sold to Leavitt in the private placement pursuant to the February 2025 Subscription Agreement. We may receive cash proceeds of up to $19.7 million from the exercise of the January 2025 Private Placement Warrants, the February 2025 Private Placement Warrants and the Leavitt Private Placement Warrants (collectively, the “Private Placement Warrants”), and (vi) up to 1,492,539 shares of common stock issued to RTW upon conversion of the Notes (as defined herein) pursuant to the Second Note Purchase Agreement Amendment (as defined herein). See “Selling Securityholders” for additional information regarding the January Selling Securityholders and the February Selling Securityholders (together, the “Selling Securityholders”).

This prospectus provides you with a general description of such securities and the general manner in which the Selling Securityholders may offer or sell the securities. More specific terms of any securities that the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any common stock subject to resale hereunder will have been issued by us and acquired by the Selling Securityholders prior to any resale of such shares pursuant to this prospectus. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock offered hereby. We will incur costs and expenses in connection with the registration of the shares of our common stock offered hereby, including filing, legal and accounting fees. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “ALUR.” On April 28, 2025, the last quoted sale price for the shares of our common stock as reported on the NYSE was $2.36 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Sales of a substantial number of shares of our common stock in the public market, including the resale of the shares of common stock held by the Selling Securityholders pursuant to this prospectus, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock and make it more difficult for you to sell your shares at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to this registration statement of which this prospectus forms a part, the Selling Securityholders will continue to offer the securities covered thereby pursuant to this prospectus for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) whereby the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus, except that we may receive cash proceeds of up to $19.7 million from the exercise of the Private Placement Warrants.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Securityholders and their permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part, to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any prospectus supplement or amendment together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 41 of this prospectus.

Unless the context otherwise requires, all references herein to “Allurion,” the “Company,” “we,” “us,” or “our” refer to the business and operations of Legacy Allurion (as defined herein) and its consolidated subsidiaries prior to consummation of the Business Combination (as defined below) and to New Allurion (as defined herein) and its consolidated subsidiaries following the consummation of the Business Combination. “Legacy Allurion” refers to Allurion Technologies, LLC, which was previously known as Allurion Technologies Opco, Inc. (formerly Allurion Technologies, Inc.) prior to the consummation of the Business Combination. “New Allurion” refers to Allurion Technologies, Inc., which was previously known as Allurion Technologies Holdings, Inc. prior to the consummation of the Business Combination.

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to those trademarks, trade names and service marks. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to the business and operations of Legacy Allurion and its consolidated subsidiaries prior to the Business Combination and to New Allurion and its subsidiaries following the Business Combination. In addition, as used in this prospectus, unless otherwise noted or the context otherwise requires, references to the following capitalized terms have the meanings set forth below:

“Additional RIFA Investors” refers to RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (as transferee from RTW Biotech Opportunities Ltd. (formerly known as RTW Venture Fund Limited)) (in each case, together with their successors and permitted assigns).

“Allurion Opco” refers to Allurion Technologies, LLC.

“Amended and Restated RTW Side Letter” refers to the Amended and Restated RTW Side Letter, dated as of May 2, 2023, by and among the Company, Compute Health, Legacy Allurion, Merger Sub II and RTW.

“Amended Note Purchase Agreement” refers to the Original Note Purchase Agreement, as amended by that certain First Amendment to Note Purchase Agreement, dated as of April 16, 2024, that certain Omnibus Amendment, dated as of January 7, 2025, and that certain Second Note Purchase Agreement Amendment, dated as of April 15, 2025.

“BCA Amendment” refers to the amendment to the Business Combination Agreement, dated as of May 2, 2023, by and among Compute Health, Merger Sub I, Merger Sub II, Allurion and Legacy Allurion.

“Board” refers to our Board of Directors.

“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” refers to the Existing Business Combination Agreement, as amended by the BCA Amendment.

“Bylaws” refers to the Amended and Restated Bylaws of Allurion.

“Chardan” refers to Chardan Capital Markets LLC, a New York limited liability company.

“Chardan Purchase Agreement” refers to the ChEF Purchase Agreement, dated as of December 18, 2023, by and between Allurion and Chardan.

“Chardan Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of December 18, 2023, by and between Allurion and Chardan.

“Charter” refers to the Amended and Restated Certificate of Incorporation of Allurion, as amended.

“Closing Date” refers to August 1, 2023.

“Closings” refers to, collectively, the closing of each of the CPUH Merger, the Intermediate Merger, and the Final Merger.

“common stock” refers to the common stock, par value $0.0001 per share, of Allurion.

“Compute Health” refers to Compute Health Acquisition Corp., a Delaware corporation.

“CPUH Merger” refers to the merger, on the Closing Date, of Compute Health with and into Allurion, with Allurion surviving the merger as a publicly listed entity.

“CPUH Merger Closing” refers to the closing of the CPUH Merger.

“dollars” or “$” refers to U.S. dollars.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Existing Business Combination Agreement” refers to the Business Combination Agreement, dated as of February 9, 2023, by and among Compute Health, Merger Sub I, Merger Sub II, Legacy Allurion and Allurion.

“February 2025 Investors” refers to the investors named in the February 2025 Securities Purchase Agreement.

“February 2025 Offering” refers to the issuance and sale of 900,000 shares of common stock to the February 2025 Investors.

“February 2025 Private Placement Warrants” refers to the 1,800,000 common warrants to purchase up to 1,800,000 shares of common stock issuable upon exercise of such warrants issued and sold to the February 2025 Investors in the February 2025 Private Placement.

“February 2025 Private Placement” refers to the issuance and sale in a private placement of February 2025 Private Placement Warrants to purchase up to 1,800,000 shares of common stock issuable upon exercise of such warrants to the February 2025 Investors.

“February 2025 Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of February 19, 2025, by and among Allurion and the February 2025 Investors, pursuant to which Allurion issued and sold 900,000 shares of common stock and 1,800,000 accompanying common warrants to purchase up to 1,800,000 shares of common stock issuable upon exercise of such warrants to the February 2025 Investors.

“February 2025 Subscription Agreement” refers to the subscription agreement, dated as of February 19, 2025, by and between Allurion and Leavitt, pursuant to which Allurion issued and sold 267,686 shares of common stock and Leavitt Private Placement Warrants to purchase up to 535,372 shares of common stock to Leavitt in a private placement.

“February Selling Securityholders” refers to Leavitt and the February 2025 Investors.

“Final Merger” refers to the merger, on the Closing Date, of Legacy Allurion with and into Merger Sub II, with Merger Sub II surviving the merger and remaining a direct, wholly-owned subsidiary of Allurion.

“Intermediate Merger” refers to the merger, on the Closing Date, of Merger Sub I with and into Legacy Allurion, with Legacy Allurion surviving the merger as a direct, wholly-owned subsidiary of Allurion.

“Intermediate Merger Closing” refers to the closing of the Intermediate Merger.

“Intermediate Merger Effective Time” refers to the date and time at which the Intermediate Merger became effective.

“Initial Public Offering” or “IPO” refers to the initial public offering of Compute Health, which closed on February 9, 2021.

“Investor Rights Agreement” refers to the Investor Rights and Lock-up Agreement, dated August 1, 2023, by and among Allurion, the Sponsor, and certain other parties.

“January 2025 Investors” refers to the investors named in the January 2025 Securities Purchase Agreement.

“January 2025 Offering” refers to the issuance and sale of 1,240,000 shares of common stock to the January 2025 Investors.

“January 2025 Private Placement Warrants” refers to the 1,240,000 common warrants to purchase up to 1,240,000 shares of common stock issuable upon exercise of such warrants issued and sold to the January 2025 Investors in the January 2025 Private Placement.

“January 2025 Private Placement” refers to the issuance and sale in a private placement of January 2025 Private Placement Warrants to purchase up to 1,240,000 shares of common stock issuable upon exercise of such warrants to the January 2025 Investors.

“January 2025 Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of January 24, 2025, by and among Allurion and the January 2025 Investors, pursuant to which Allurion issued and sold 1,240,000 shares of common stock and 1,240,000 accompanying common warrants to purchase up to 1,240,000 shares of common stock upon exercise of such warrants to the January 2025 Investors.

“January 2025 Subscription Agreement” refers to the subscription agreement, dated as of January 14, 2025, by and among Allurion and RTW, pursuant to which Allurion issued and sold 841,751 shares of common stock to RTW in a private placement.

“January Selling Securityholders” refers to RTW and the January 2025 Investors.

“July 2024 Offering” refers to the public offering pursuant to which we sold 662,701 shares of common stock and warrants to purchase 662,701 shares of common stock at an offering price of $30.00 per share and accompanying warrant.

“July 2024 Private Placement Warrants” refers to the private placement warrants to purchase, in the aggregate, up to 90,407 shares of our common stock, at an exercise price of $30.00 per share.

“July 2024 Public Warrants” refers to the warrants to purchase, in the aggregate, 662,701 shares of our common stock, at an exercise price of $30.00 per share, that were issued in the July 2024 Offering.

“Leavitt” refers to Leavitt Equity Partners III, L.P.

“Leavitt Private Placement Warrants” refers to the 535,372 common warrants to purchase up to 535,372 shares of common stock issuable upon exercise of such warrants issued and sold to Leavitt pursuant to the February 2025 Subscription Agreement.

“Leavitt 2025 Private Placement” refers to the issuance and sale in a private placement of 267,686 shares of common stock and Leavitt Private Placement Warrants to purchase up to 535,372 shares of common stock issuable upon exercise of such warrants to Leavitt.

“Legacy Allurion” refers to the entity formerly known as Allurion Technologies, Inc. prior to the consummation of the Business Combination, which is now known as Allurion Technologies, LLC.

“Merger Sub I” refers to Compute Health Corp., a Delaware corporation.

“Merger Sub II” refers to Compute Health LLC, a Delaware limited liability company.

“Notes” refers to the convertible senior secured notes, in the principal amount of $48 million, issued by Allurion pursuant to the Amended Note Purchase Agreement.

“NYSE” refers to the New York Stock Exchange.

“Original Note Purchase Agreement” refers to that certain Note Purchase Agreement, dated as of April 14, 2024, by and among Allurion, Allurion Opco, Allurion Australia Pty Ltd, a proprietary limited company organized under the laws of Australia and a wholly-owned subsidiary of Allurion, the Original RIFA Investors (as defined in the Original Note Purchase Agreement) and RTW.

“PIPE Investors” refers to the investors that signed PIPE Subscription Agreements.

“PIPE Shares” refers to the 215,468 shares of our common stock sold to the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” refers to the subscription agreements, dated as of February 9, 2023, by and among Compute Health, Allurion and the PIPE Investors, pursuant to which Allurion agreed to issue an aggregate of 215,468 shares of our common stock to the PIPE Investors following the CPUH Merger Closing and immediately prior to the Intermediate Merger Closing at a purchase price of $176.00 per share.

“Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Allurion.

“Private Placement Warrants” refers to the January 2025 Private Placement Warrants, the February 2025 Private Placement Warrants, and the Leavitt Private Placement Warrants.

“Public Warrants” refers to the public warrants to purchase, in the aggregate, up to 750,383 shares of our common stock, at an exercise price of $202.50 per share, that were originally issued in the Initial Public Offering of Compute Health and assumed by us in connection with the Business Combination.

“Revenue Interest Financing Agreement” refers to the Revenue Interest Financing Agreement, dated as of February 9, 2023, by and among the Company and certain entities that engaged RTW as investment manager.

“RIFAs” refers to the Revenue Interest Financing Agreement and the additional Revenue Interest Financing Agreement, dated October 30, 2024, by and among the Company and the Additional RIFA Investors in connection with the exercise of the PIPE Conversion Option (as such term is defined in the Amended and Restated RTW Side Letter).

“RTW” refers to RTW Investments, LP and certain entities that have engaged RTW Investments, LP as investment manager.

“RTW Private Placement” refers to the issuance and sale to RTW in a private placement of 841,751 shares of common stock pursuant to the January 2025 Subscription Agreement.

“RTW Side Letter” refers to the side letter entered into on February 9, 2023 by and among the Company, Compute Health, Legacy Allurion, Merger Sub II and RTW.

“Second Amendment Notes” refers to the Notes that may be converted pursuant to the Second Note Purchase Agreement Amendment, but not including the Notes that were converted into 1,492,539 shares of common stock pursuant to a notice of conversion dated April 16, 2025.

“Second Note Purchase Agreement Amendment” refers to the Second Amendment to Note Purchase Agreement dated as of April 15, 2025, by and among the Company, the purchasers party to the Existing Note Purchase Agreement (as defined therein) and RTW.

“Second Stockholder Approval” refers to the requisite approval of our stockholders of the issuance of shares of our common stock upon conversion of the Series A Preferred Stock and the exercise of the July 2024 Private Placement Warrants to purchase up to 90,407 shares of our common stock issued and sold to RTW pursuant to the Series A Preferred Stock Subscription Agreement in accordance with the applicable stock exchange rules.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Series A Preferred Stock” refers to the shares of Series A preferred stock, par value $0.0001 per share, of Allurion.

“Sponsor” refers to Compute Health Sponsor LLC, a Delaware limited liability company.

“Selling Securityholders” refers to RTW, the January 2025 Investors, Leavitt, and the February 2025 Investors.

“Series A Preferred Stock Subscription Agreement” refers to the Subscription Agreement, dated as of June 28, 2024, by and among Allurion and funds affiliated with RTW, pursuant to which we agreed to sell 90,407 shares of Series A Preferred Stock (on a post-stock split basis) and 90,407 July 2024 Private Placement Warrants, at a purchase price of $30.00 per share and warrant.

“Transfer Agent” refers to Continental Stock Transfer & Trust Company, in its capacity as transfer agent and registrar for the common stock and Public Warrants.

“Warrant Agreement” refers to the Warrant Agreement, dated February 4, 2021, by and between Compute Health and Continental Stock Transfer & Trust Company as the Warrant Agent, as amended by the Warrant Amendment and the Warrant Assumption Agreement.

“Warrant Amendment” refers to the First Amendment to Warrant Agreement, dated as of August 1, 2023, by and between Compute Health and the Warrant Agent.

“Warrant Assumption Agreement” refers to the Warrant Assignment, Assumption and Amendment Agreement, entered into by and among Compute Health, Allurion and the Warrant Agent in connection with the CPUH Merger Closing, pursuant to which the Warrant Agreement was assigned to, and assumed by, Allurion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, include, but are not limited to, statements regarding the plans, strategies and prospects, both business and financial, of Allurion Technologies, Inc. (“Allurion”, the “Company”, “we”, “our”, or “us”). Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “target,” “goal,” “forecasts,” “may,” “will,” “potential,” “should,” “would,” “could,” “future,” “seeks,” “plans,” “predicts,” “propose,” “scheduled,” “anticipates,” “intends” or similar expressions. Such statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.

Forward-looking statements in this prospectus include, but are not limited to, statements about our ability to:

•	realize the benefits expected from the Business Combination;

•	successfully defend litigation that may be instituted against us;

•	manage various conflicts of interest that could arise among us and our affiliates, investors, directors, and officers;

•	successfully deploy our cash and cash equivalents and proceeds from the Chardan Equity Facility (as defined herein);

•	maintain the listing of our securities on the NYSE, and the potential liquidity and trading of such securities;

•	acquire sufficient sources of funding if and when needed;

•	attract and retain key employees, officers, and directors;

•

implement and achieve business plans, forecasts, and other expectations, including any financial projections provided to PIPE Investors in connection with the Business Combination, the Purchasers in connection with the Notes, and the investors in any offering, and identify and realize additional opportunities;

•	manage risks associated with our management having limited experience operating as a public company;

•

commercialize current and future products and services and create sufficient demand among health care providers and patients for such products, including the recent launch of our compounded GLP-1 program and achieving the expected benefits of such program;

•

successfully complete current and future preclinical studies and clinical trials of the swallowable, ProcedurelessTM intragastric balloon for weight loss developed by us (the “Allurion Balloon”) and any other future product candidates;

•	obtain market acceptance of the Allurion Balloon as safe and effective;

•

cost-effectively sell existing and future products through distribution arrangements with distributors and/or successfully adopt a direct sales force as part of a hybrid sales model that includes both distributors and a direct sales effort;

•	timely collect accounts receivable from our customers;

•

obtain regulatory approval or clearance in the U.S. and certain jurisdictions for current and future products and maintain previously obtained approvals and/or clearances in those jurisdictions where products and services are currently offered;

•	successfully resume sales of the Allurion Balloon in any country that suspends sales of our products;

•	accurately forecast customer demand and manufacture sufficient quantities of products that patients and health care providers request;

•

successfully compete in the highly competitive and rapidly changing regulated industries in which we operate, and effectively address changes in such industries, including changes in competitors’ products and services and changes in the laws and regulations that affect us;

•

successfully manage any future international expansion of our business and navigate business, regulatory, political, operational, financial, and economic risks associated with doing business internationally;

•	successfully manage any future growth or contraction in our business;

•	contract with third-party suppliers and providers and monitor their ability to perform adequately under those arrangements;

•	comply with applicable legal and regulatory obligations;

•	obtain and maintain intellectual property protection for our products and technologies and acquire or license (on commercially reasonable terms) intellectual property from third parties;

•	sell products, and use proprietary technologies, without infringing, misappropriating, or otherwise violating the proprietary rights or intellectual property of third parties;

•	manage the impact of any significant acquisitions, dispositions, and other similar or material transactions;

•	implement and maintain effective internal controls;

•

manage the effects of natural disasters, acts of war or terrorism, the spread and/or abatement of infectious diseases, general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, and currency fluctuations, and other events beyond our reasonable control, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto, on our ability to implement business plans, forecasts, and other expectations; and

•	other factors detailed under the section entitled “Risk Factors.”

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section entitled “Risk Factors” beginning on page 16 and elsewhere in this prospectus and the documents incorporated by reference herein. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in very competitive and rapidly changing environments. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections entitled “Risk Factors,” “Our Company,” “Where You Can Find More Information,” and our consolidated financial statements and related notes incorporated by reference to this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” “Allurion,” the “Registrant,” and the “Company” refer to Allurion Technologies, Inc. and its consolidated subsidiaries.

Overview

We are dedicated to ending obesity by creating a best-in-class weight loss platform to treat the estimated two billion people globally who are overweight. Our platform, the Allurion Program (the “Allurion Program”), features the Allurion Balloon, the world’s first and only swallowable, ProcedurelessTM intragastric balloon for weight loss, and offers access to artificial intelligence (“AI”)-powered remote patient monitoring tools, a proprietary behavior change program, secure messaging and video telehealth that are delivered by the Allurion Virtual Care Suite (“VCS”). Over 150,000 patients have already been treated commercially with the Allurion Balloon in over 50 countries outside of the United States.

The Allurion Program was designed to achieve metabolically healthy weight loss, which entails losing weight, maintaining that weight loss, and maintaining or increasing muscle mass in the process. Unlike other options that lead to short-term weight loss and muscle wasting, the Allurion Program is intended to deliver longer lasting results while reducing fat and not muscle. We believe the Allurion Program is also synergistic in combination with other weight loss therapies, including glucagon-like peptide 1 (“GLP-1”) receptor agonists.

The Allurion Balloon is swallowed as a capsule under the guidance of a health care provider without surgery, endoscopy, or anesthesia. The placement takes approximately 15 minutes during an outpatient visit (though times may vary across different outpatient offices). We believe the proprietary technologies that differentiate the Allurion Balloon enable improved safety and efficacy outcomes. In a prospective, non-randomized, open-label, registry trial, the Allurion Balloon demonstrated significant weight loss and low device- or procedure-related rates of serious adverse events, both of which results we believe compare favorably to that of our competitors.

The VCS is comprised of the following tools to support patients’ weight loss experience, which we believe benefit both patients and health care providers:

•

For Allurion Program patients: Every current Allurion Program patient receives an Allurion Connected Scale (“Allurion Connected Scale”) and access to our mobile app (“App”), which integrates data from the Allurion Connected Scale and wearable trackers, to conveniently monitor weight, muscle mass, body fat, activity, sleep, and several other critical metrics. The App can also enable secure messaging and video telehealth with the patient’s care team and can deliver content from Allurion’s behavior change program—a library of 100 weight loss actions related to diet, nutrition, exercise, muscle preservation, mental health, sleep, goal setting, and a number of other topics—directly to the patient. The App also provides access to Coach Iris, a generative AI-powered health coach designed to enhance outcomes with the Allurion Program, offer always-on support, education and motivation, and maximize clinical efficiency. The App is available in 15 languages.

•

For Allurion Program providers: Every Allurion Program provider receives access to our clinic dashboard (“Allurion Insights”), which provides end-to-end remote patient monitoring powered by the Allurion Iris AI platform, which leverages machine learning to deliver key insights and streamline workflow. Allurion Insights also offers real-time access to patient data and AI-powered analytics, 1:1 video telehealth and secure messaging directly to the patient’s App, note functionality to keep track of patient encounters, and clinic-wide metrics that provide a snapshot of the clinic’s overall performance.

In addition to its use by Allurion Balloon patients, we believe the VCS can potentially be a platform for optimal long-term follow-up after other medical and surgical weight loss interventions in the future.

We have incorporated a Treatment Tracking and Clinic-Led Onboarding feature into VCS that enables seamless onboarding and management of patients undergoing one or multiple weight loss treatments, including gastric balloons such as the Allurion Balloon, surgery, or medications, and in April 2024 launched the VCS in the United States for patients utilizing other weight loss treatments, including anti-obesity medications and bariatric surgery.

Our Allurion Program products are currently sold in Europe, the Middle East, Africa, Latin America, Canada and the Asia-Pacific region.

Recent Developments

Second Amendment to the Note Purchase Agreement and Note Conversion

On April 15, 2025, we, the purchasers of the Notes (the “Purchasers”) and RTW Investments, LP, as agent for the Purchasers (in such capacity, the “Principal Purchaser”), entered into the Second Amendment to Note Purchase Agreement (the “Second Note Purchase Agreement Amendment”), which amended the Amended Note Purchase Agreement to reflect additional conversion and other provisions, including provisions permitting the conversion of the Notes at reduced conversion prices, resulting in the potential issuance of additional shares, which had been approved by our stockholders at the special meeting of stockholders held on April 10, 2025.

The Second Note Purchase Agreement Amendment provides for the mandatory conversion of $5 million of principal amount of Notes in the event our market capitalization, as determined in accordance with the rules of the NYSE or such other nationally recognized securities exchange upon which the common stock is then listed, is reasonably expected to fall below $15 million (the “Market Capitalization Condition”). In the event such Market Capitalization Condition is triggered, the Purchasers shall provide notice to the Company, and the Company shall accept such notice, to convert $5 million aggregate principal amount of Notes at the Floor Conversion Rate (defined below), and such amount shall be converted into 1,492,539 shares of common stock of the Company. On April 16, 2025, the Purchasers provided such notice and we and the Purchasers agreed that the Market Capitalization Condition had been triggered. Such mandatory conversion was effected at the floor price of $3.35 per share, and the Company subsequently issued an aggregate 1,492,539 shares of common stock (as adjusted for rounding for fractional shares).

In the event such Market Capitalization Condition is triggered, the Purchasers also have the right to provide notice to convert up to an additional $5 million of aggregate principal amount of Notes into shares of common stock at an agreed conversion rate. We have the right to accept or reject such conversion in our sole discretion. We and the Purchasers will mutually agree on the agreed conversion price, provided that it is no more than 298.5075 shares of common stock per $1,000 principal amount of Notes, reflecting a floor conversion price of $3.35 per share of common stock (such rate, the “Floor Conversion Rate”).

In addition, without regard to the Market Capitalization Condition, the Purchasers may provide notice to convert up to an additional $5 million aggregate principal amount of Notes into shares of common stock at the 5-Day VWAP Conversion Rate, which we may accept or reject in our sole discretion. The “5-Day VWAP Conversion Rate” is the lesser of (i) the quotient of $1,000 divided by the daily volume weighted average price of the common stock for the five consecutive trading day period ending on the trading day immediately preceding the date of the delivery of the Purchasers’ notice, discounted by five percent and (ii) the Floor Conversion Rate.

Finally, during the one year period ending on April 15, 2026, the Purchasers, in their sole discretion, may provide notice to convert up to an additional $1 million aggregate principal amount of Notes in any 30-day period into shares of common stock at the 5-Day VWAP Conversion Rate. If the Purchasers do not exercise their right to provide a notice to convert all or a portion of $1 million aggregate principal amount of Notes per month, any shortfall may be included in the amount to be converted in a subsequent month. The maximum principal amount of Notes that may be converted under such monthly conversion provision is $12 million. We may accept or reject any such monthly conversion in our sole discretion.

February 2025 Offering and Private Placement

On February 19, 2025, we entered into the February 2025 Securities Purchase Agreement, pursuant to which we agreed to issue and sell 900,000 shares of our common stock in the February 2025 Offering and the February 2025 Private Placement Warrants to purchase up to 1,800,000 shares of common stock upon exercise of the February 2025 Private Placement Warrants in the February 2025 Private Placement, at an offering price of $5.23 per share and accompanying February 2025 Private Placement Warrant. The February 2025 Offering and February 2025 Private Placement resulted in gross proceeds to us of approximately $4.7 million, before deducting the placement agent fees and commissions and estimated offering expenses payable by us. The February 2025 Offering and February 2025 Private Placement closed on February 20, 2025.

Leavitt 2025 Private Placement

On February 19, 2025, we entered into the February 2025 Subscription Agreement with Leavitt, pursuant to which we agreed to sell to Leavitt 267,686 shares of our common stock and the Leavitt Private Placement Warrants to purchase up to 535,372 shares of common stock upon exercise of the Leavitt Private Placement Warrants in the Leavitt 2025 Private Placement. The Leavitt 2025 Private Placement resulted in gross proceeds to us of approximately $1.4 million, before deducting the placement agent fees and commissions. The Leavitt 2025 Private Placement closed on February 20, 2025.

Leavitt is a holder of July 2024 Public Warrants, which were initially issued in the July 2024 Offering. The exercise price for the July 2024 Public Warrants is $30.00 per share. In consideration for Leavitt’s purchase of securities in the Leavitt 2025 Private Placement, we agreed with Leavitt to seek stockholder approval to reduce the exercise price of the July 2024 Public Warrants held thereby to $6.00 per share. Such stockholder approval was obtained on April 10, 2025 and as a result, such July 2024 Public Warrants held by Leavitt are exercisable at the reduced price.

January 2025 Offering and Private Placement

On January 24, 2025, we entered into the January 2025 Securities Purchase Agreement, pursuant to which we agreed to issue and sell 1,240,000 shares of our common stock in the January 2025 Offering and the January 2025 Private Placement Warrants to purchase up to 1,240,000 shares of common stock upon exercise of the January 2025 Private Placement Warrants in the January 2025 Private Placement, at an offering price of $6.00 per share and accompanying January 2025 Private Placement Warrant. The January 2025 Offering and January 2025 Private Placement resulted in gross proceeds to us of approximately $7.5 million, before deducting the placement agent fees and commissions and estimated offering expenses payable by us. The January 2025 Offering and January 2025 Private Placement closed on January 27, 2025.

Certain purchasers in the January 2025 Offering and the January 2025 Private Placement are holders of July 2024 Public Warrants, which were initially issued in the July 2024 Offering. The exercise price for the July 2024 Public Warrants is $30.00 per share. In consideration for such purchasers’ acquisition of securities in the January 2025 Offering and January 2025 Private Placement, we have agreed with each such purchaser to seek stockholder approval to reduce the exercise price of the July 2024 Public Warrants held by such purchasers to $6.00 per share. Such stockholder approval was obtained on April 10, 2025 and, as a result, such July 2024 Public Warrants held by the January 2025 Investors and RTW are exercisable at the reduced price.

RTW Private Placement

On January 14, 2025, we entered into the January 2025 Subscription Agreement with funds affiliated with RTW, pursuant to which we agreed to issue and sell 841,751 shares of our common stock in a private placement at a purchase price of $2.97 per share, for gross proceeds of approximately $2.5 million. The RTW Private Placement closed on January 16, 2025.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with our Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated under the Securities Act, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Company Information

We were incorporated under the laws of the State of Delaware on January 25, 2023. The mailing address of our principal executive office is 11 Huron Drive, Natick, MA 01760, and the telephone number is (508) 647-4000.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.allurion.com. We make available, free of charge, on our investor relations website at investors.allurion.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on or accessible through our websites is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Allurion Technologies, Inc., a Delaware corporation.

Shares of common stock offered by the Selling Securityholders	Up to 6,177,348 shares of our common stock, consisting of:

•	Up to 841,751 shares of common stock issued and sold to RTW;

•	Up to 1,240,000 shares of common stock issuable upon exercise of the January 2025 Private Placement Warrants sold to the January 2025 Investors;

•	Up to 1,800,000 shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants sold to the February 2025 Investors;

•	Up to 267,686 shares of common stock issued and sold to Leavitt;

•	Up to 535,372 shares of common stock issuable upon exercise of the Leavitt Private Placement Warrants sold to Leavitt; and

•	Up to 1,492,539 shares of common stock issued to RTW upon conversion of the Notes pursuant to the Second Note Purchase Agreement Amendment.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of any shares of our common stock acquired under the January 2025 Subscription Agreement, the February 2025 Subscription Agreement and the Amended Note Purchase Agreement or upon the exercise of the Private Placement Warrants acquired under the January 2025 Securities Purchase Agreement, the February 2025 Securities Purchase Agreement and the February 2025 Subscription Agreement, respectively, that are registered under this prospectus for resale.

Use of Proceeds	All shares of common stock offered by this prospectus are being registered for the account of the Selling Securityholders and we will not receive any proceeds from the resale of shares of our common stock by the Selling Securityholders. We may receive cash proceeds of up to $19.7 million from the exercise of the Private Placement Warrants.

Common stock ticker symbol	“ALUR.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of our common stock offered by any Selling Securityholder will be solely for its account. We will not receive any of the proceeds from the sale of such shares.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of such Selling Securityholders’ shares of common stock, and we will bear all costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration, listing and qualification fees, printers fees, and fees and disbursements of our counsel and our independent registered public accountants.

We could potentially receive up to an aggregate of $19.7 million in proceeds from the exercise of the Private Placement Warrants, assuming the exercise in full of all of the Private Placement Warrants for cash. We will not receive any of the proceeds from the resale of the shares of common stock issuable upon the exercise of the Private Placement Warrants.

We intend to use any net proceeds we may receive from any exercise of the Private Placement Warrants to fund our clinical pipeline testing the effects of the combination of the Allurion Balloon and GLP-1 therapy on muscle mass and long term adherence, for working capital, and other general corporate purposes. We will have broad discretion over the use of any proceeds from any exercise of the Private Placement Warrants. Pending other uses, we may invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return.

There is no assurance that the holders of the Private Placement Warrants will elect to exercise any or all of such Private Placement Warrants. As of the date of this prospectus, all of the January 2025 Private Placement Warrants, which have an exercise price of $6.00 per share, all of the Leavitt Private Placement Warrants, which have an exercise price of $5.23 per share, and all of the February 2025 Private Placement Warrants, which have an exercise price of $5.23 per share, are “out of the money,” meaning the exercise price is higher than the market price of our common stock. Holders of such “out of the money” Private Placement Warrants are not likely to exercise such Private Placement Warrants. There can be no assurance that such Private Placement Warrants will be in the money prior to their respective expiration dates, and therefore, we may not receive any cash proceeds from the exercise of such Private Placement Warrants. See the “Risk Factors” set forth in our filings with the SEC and incorporated herein by reference for additional information.

SELLING SECURITYHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Securityholder” includes the Selling Securityholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge or other non-sale related transfer.

This prospectus covers the resale of (i) up to 841,751 shares of common stock issued and sold to RTW pursuant to the January 2025 Subscription Agreement, (ii) up to 1,240,000 shares of common stock issuable upon the exercise of the January 2025 Private Placement Warrants sold to the January 2025 Investors pursuant to the January 2025 Securities Purchase Agreement, (iii) 1,800,000 shares of common stock issuable upon the exercise of the February 2025 Private Placement Warrants sold to the February 2025 Investors pursuant to the February 2025 Securities Purchase Agreement, (iv) up to 267,686 shares of common stock issued and sold to Leavitt pursuant to the February 2025 Subscription Agreement, (v) up to 535,372 shares of common stock issuable upon the exercise of the Leavitt Private Placement Warrants sold to Leavitt pursuant to the February 2025 Subscription Agreement, and (vi) up to 1,492,539 shares of common stock issued to RTW upon conversion of the Notes pursuant to the Second Note Purchase Agreement Amendment.

In addition to being a party to the January 2025 Subscription Agreement, RTW is party to the RIFAs, the Amended and Restated RTW Side Letter, a PIPE Subscription Agreement, the Amended Note Purchase Agreement (and is a Purchaser thereunder), the Omnibus Amendment and the Series A Preferred Subscription Agreement. Pursuant to the Amended Note Purchase Agreement, until the Notes are converted or repaid in full, RTW will be entitled to designate one representative who will serve as a non-voting board observer to the Board. In September 2024, we appointed Keith Johns to our Board, in satisfaction of certain obligations to RTW set forth in the Amended Note Purchase Agreement. The Omnibus Amendment also provides that we will ensure that RTW and the Additional RIFA Investors have the right to designate one director to the Board as set forth in the Investor Rights Agreement, which director is currently Nicholas Lewin, and as of the Amendment Effective Date (as defined in the Omnibus Amendment), also have the right to designate a second director to the Board, which additional director is initially R. Jason Richey. Except for the foregoing relationships, the Selling Securityholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Securityholders. The second column lists the number of shares of common stock beneficially owned by the Selling Securityholders, based on their beneficial ownership of shares of common stock, including shares of common stock issuable upon conversion of the Notes and exercise of the July 2024 Public Warrants, July 2024 Private Placement Warrants and the Private Placement Warrants held by the Selling Securityholders, subject to the Beneficial Ownership Limitations (as defined below). The third column lists the shares of common stock being offered by this prospectus by the Selling Securityholders and does not take into account any limitations on conversion of the Notes and exercise of the July 2024 Public Warrants, July 2024 Private Placement Warrants or Private Placement Warrants set forth therein. The fourth column is based on 7,456,923 shares of common stock outstanding as of April 25, 2025 and assumes the sale of all of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus, and further assumes that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. The Selling Securityholders may sell all, some or none of their shares in this offering.

The July 2024 Public Warrants and July 2024 Private Placement Warrants are immediately exercisable at an exercise price of $30.00 per share and will expire five years from the date of issuance, subject to certain limitations and the repricing of certain of the July 2024 Private Placement Warrants held by certain Selling Securityholders, as described elsewhere in this prospectus.

The Private Placement Warrants became exercisable on April 10, 2025 upon the receipt of stockholder approval for the issuance of the shares issuable upon exercise of such Private Placement Warrants as required by the applicable rules and regulations of the NYSE.

A holder of July 2024 Public Warrants, July 2024 Private Placement Warrants and Private Placement Warrants may not exercise such warrants if such holder, together with its affiliates, would beneficially own more than 4.99% (or, upon election by a holder prior to the issuance of the applicable warrant, on at least 61 days’ prior notice from the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Warrant Beneficial Ownership Limitations”). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we may elect to pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Subject to specified conditions, on or after April 16, 2028, the Notes are redeemable by us at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Pursuant to the terms of the Amended Note Purchase Agreement, each Purchaser is subject to a beneficial ownership conversion limitation such that no Purchaser shall be permitted to convert Notes (other than Second Amendment Notes) to the extent it would result in such purchaser and its affiliates beneficially owning more than the beneficial ownership limitation, currently set at 9.99% of our common stock (together with the Warrant Beneficial Ownership Limitations, the “Beneficial Ownership Limitations”). The Second Amendment Notes are not subject to the 9.9% Beneficial Ownership Limitation, but may not be converted except upon the mutual agreement of us and RTW, and we may withhold out agreement in our sole discretion.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

	Common Stock Beneficially Owned Prior to this Offering (1)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Owned After this Offering (1) (2)
Name of Selling Securityholders	Number of Shares		Number of Shares	Percent
Armistice Capital, LLC(3)	372,100	408,603	372,100	4.9%
Entities affiliated with Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (4)	372,100	286,023	12,154	*
Altium Healthcare Long Short Onshore Fund LP (5)	204,302	204,302	0	*
Entities affiliated with Anson Advisors (6)	522,178	306,452	215,726	2.9%
Bigger Capital Fund, LP (7)	174,060	102,151	71,909	1.0%
CVI Investments, Inc. (8)	314,023	286,023	28,000	*
District 2 Capital Fund LP (9)	174,060	102,151	71,909	1.0%
Entities affiliated with Empery Asset Management, LP (10)	306,452	306,452	0	*
Hudson Bay Master Fund Ltd. (11)	372,100	527,089	11,000	*
Intracoastal Capital LLC (12)	122,580	122,580	0	*
L1 Capital Global Opportunities Master Fund (13)	139,250	81,722	57,528	*
Leavitt Equity Partners III, L.P. (14)	462,762	803,058	361,742	4.4%
Entities affiliated with RTW (15)	2,542,603	2,334,290	208,313	2.8%
Sabby Volatility Warrant Master Fund, Ltd. (16)	454,877	306,452	148,425	2.0%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

Beneficial ownership as reflected in this table gives effect to the Beneficial Ownership Limitations. The number of shares of Common Stock beneficially owned after the offering assumes the sale of all shares being offered pursuant to this prospectus. However, the Selling Securityholder is not obligated to sell all or any portion of the shares of common stock offered pursuant to this prospectus.

(2)

Assumes the sale of all shares of common stock being offered pursuant to this prospectus. The Selling Securityholders may choose not to sell any of the shares of common stock offered by this prospectus. The Selling Securityholders are not obligated to sell all or any portion of the shares of our common stock offered pursuant to this prospectus. This column represents the number of shares that will be held by the Selling Securityholders after completion of this offering based on 7,456,923 shares of our common stock outstanding as of April 25, 2025, and based on the assumptions that (a) all 841,751 shares of common stock issued and sold to RTW in the RTW Private Placement registered for resale by the registration statement of which this prospectus is part of will be sold, (b) all 1,240,000 shares of common stock issuable upon exercise of the January 2025 Private Placement Warrants are issued upon exercise of the January 2025 Private Placement Warrants and sold, (c) all 1,800,000 shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants are issued upon exercise of the February 2025 Private Placement Warrants and sold, (d) all 267,686 shares of common stock issued and sold to Leavitt in the 2025 Leavitt Private Placement registered for resale by the registration statement of which this prospectus is part of will be sold, (e) all 1,492,539 shares of common stock issued to RTW upon conversion of the Notes will be sold, (f) all 535,372 shares of common stock issuable upon exercise of the Leavitt Private Placement Warrants are issued upon exercise of the February 2025 Private Placement Warrants and sold, and (g) no other shares of common stock are acquired or sold by the Selling Securityholders prior to completion of this offering.

(3)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 166,667 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 241,936 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Armistice Capital Master Fund Ltd. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 116,667 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 169,356 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(5)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 83,334 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 120,968 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Altium Healthcare Long Short Onshore Fund LP. Altium Capital Management LLC, the investment manager of Altium Healthcare Long Short Onshore Fund LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Healthcare Long Short GP LLC, which is the general partner of Altium Healthcare Long Short Onshore Fund LP. Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management LLC is 152 West 57th Street, 20th Floor, New York, NY 10019
(6)

The shares of common stock to be offered pursuant to this prospectus consist of (a) (i) 97,500 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 141,532 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Anson Investments Master Fund LP; and (b) (i) 27,500 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 39,920 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Anson East Master Fund LP. Anson Advisors Inc. and Anson Funds Management LP, the co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”) and Anson East Master Fund LP (“AEMF, and collective with AIMF, “Anson”), hold voting and dispositive power over the shares of Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 41,667 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 60,484 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Bigger Capital Fund, LP. The address and principal office of such entity is 11700 West Charleston BLVD. #170-659, Las Vegas, NV, 89135.

(8)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 116,667 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants, and (ii) 169,356 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by CVI Investments, Inc. (“CVI”). Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as president of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to this prospectus. The address and principal office of such entity is 101 California Street, Suite 3250, San Francisco, CA 94111.

(9)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 41,667 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 60,484 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by District 2 Capital Fund LP. The address and principal office of such entity is 14 Wall Street, 2nd Floor, Huntington, NY 11743.

(10)

The shares of common stock to be offered pursuant to this prospectus consist of (a) (i) 60,147 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 95,416 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Empery Asset Master, LTD; (b) (i) 19,692 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 31,304 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Empery Tax Efficient, LP; and (c) (i) 45,161 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 54,732 shares of common stock issuable upon the exercise of February 2025 Private Placement Warrants held by Empery Tax Efficient III, LP. Empery Asset Management LP, the authorized agent of each of Empery Asset Master Ltd (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”), has discretionary authority to vote and dispose of the shares held by each of the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the

Empery Funds. Each of the Empery Funds and each of Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares. The address of each of the Empery Funds is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.
(11)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 214,997 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 312,092 shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants held by Hudson Bay Master Fund Ltd. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address and principal office of such entity is c/o Hudson Bay Capital Management LP, 290 Harbor Dr., 3rd Floor, Stamford, CT 06902.

(12)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 50,000 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 72,580 shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants held by Intracoastal Capital LLC. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. The address and principal office of Intracoastal is 245 Palm Trail, Delray Beach, FL, 33483.

(13)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 33,334 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 48,388 shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants held by L1 Capital Global Opportunities Master Fund. The address and principal office of such entity is Level 6, 1688 Meridian Ave, Miami Beach, FL 33139.

(14)

The shares of common stock beneficially owned prior to this offering include 462,762 shares of common stock, but do not include 702,038 shares of common stock underlying warrants, due to the contractual limitation that a holder of such warrants does not have the right to exercise the warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Cap”). The shares of common stock to be offered pursuant to this prospectus consist of (i) 267,686 shares of common stock and (ii) 535,372 shares of common stock issuable upon exercise of the Leavitt Private Placement Warrants held by Leavitt. The shares of common stock beneficially owned after this offering include (i) 195,076 shares of common stock and (ii) 166,666 shares of common stock issuable upon the exercise of warrants. The address and principal office of such entity is 95 South State Street, Suite 2190, Salt Lake City, UT 84111.

(15)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 1,230,550 shares of common stock held by RTW Master Fund, Ltd. (which includes 822,722 shares of common stock issued to RTW Master Fund, Ltd. upon conversion of the Notes pursuant to the Second Note Purchase Agreement Amendment), (ii) 954,176 shares of common stock held by RTW Innovation Master Fund, Ltd. (which includes 631,954 shares of common stock issued to RTW Master Fund, Ltd. upon conversion of the Notes pursuant to the Second Note Purchase Agreement Amendment) and (iii) 149,564 shares of common stock held by RTW Biotech Opportunities Operating Ltd. (which includes 37,863 shares of common stock issued to RTW Biotech Opportunities Operating Ltd. upon conversion of the notes pursuant to the Second Note Purchase Agreement Amendment). Does not include any (i) shares of common stock underlying the Notes issuable to RTW and certain RTW entities who are Original RIFA Investors and Purchasers, including RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Biotech Opportunities Operating Ltd (collectively, the “RTW Funds”), (ii) shares of common stock issuable upon the exercise of July 2024 Public Warrants purchased by RTW in the July 2024 Offering, or (iii) shares of common stock issuable upon the exercise of July 2024 Private Placement Warrants purchased by the RTW Funds. The Notes

(other than the Second Amendment Notes) held by the RTW Funds are subject to a beneficial ownership conversion limitation such that the RTW Funds cannot convert Notes to the extent it would result in the RTW Funds and their affiliates beneficially owning more than 9.99% of the Company’s outstanding shares of common stock. The Second Amendment Notes are not subject to the 9.9% Beneficial Ownership Limitation, but may not be converted except upon the mutual agreement of us and RTW, and we may withhold our agreement in our sole discretion. The July 2024 Public Warrants and July 2024 Private Placement Warrants held by the RTW Funds are subject to a beneficial ownership exercise limitation which is currently set at 4.99% and can be increased to 9.99% upon 61 days’ prior notice by RTW. RTW, in its capacity as the investment manager of such entities, has the power to vote and the power to direct the disposition of the shares held by RTW and such entities. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by RTW, except to the extent of his pecuniary interest therein. The address and principal office of RTW is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the other RTW entities is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.
(16)

The shares of common stock to be offered pursuant to this prospectus consist of (i) 125,000 shares of common stock issuable upon the exercise of January 2025 Private Placement Warrants and (ii) 181,452 shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants held by Sabby Volatility Warrant Master Fund, Ltd. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The address and principal office of Sabby Volatility Warrant Master Fund, Ltd. is Governors Square, Bldg 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O Box 32315 Grand Cayman KY1-1209, Cayman Islands.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain important terms of our capital stock as of the date of this prospectus as specified in our Charter and Bylaws. Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to the Charter and the Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Our Charter authorizes the issuance of 1.1 billion shares, consisting of 1 billion shares of common stock, $0.0001 par value per share, and 100 million shares of preferred stock, $0.0001 par value per share. As of April 25, 2025, there were 7,456,923 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Our Charter provides the following with respect to the rights, powers, preferences and privileges of our common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of our common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of our common stock will be entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless all shares of our common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, our net assets will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of Preferred Stock, if any.

Preemptive or Other Rights

There are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the designations, powers (including voting powers, full or limited, or no voting powers), preferences and the relative, participating, optional or other special rights of the shares of each series of Preferred Stock and any qualifications, limitations and restrictions thereof. Our Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Allurion or the removal of existing management.

Series A Preferred Stock

On June 28, 2024, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series A Preferred Stock, and designating 90,407 shares (on a post-stock split basis) of preferred stock as Series A Preferred Stock. The Series A Preferred Stock converted into 90,407 shares of common stock on December 19, 2024.

General. Each share of Series A Preferred Stock has a stated value of $30.00 per share and, when issued, each share of Series A Preferred Stock is fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of Allurion, the Series A Preferred Stock will rank on parity with the common stock and junior to any other preferred stock.

Voting. Holders of shares of the Series A Preferred Stock shall have no voting rights on any Allurion matter.

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock.

Liquidation. In the event of any Liquidation (as defined in the Certificate of Designations), our assets shall be distributed among the holders of the shares of Series A Preferred Stock and common stock pro rata based on the number of shares held by each such holder (on an as-if-converted-to-common-stock basis).

Conversion. Following the date upon which we obtain the Second Stockholder Approval for the issuance of the underlying common stock, which we agreed to obtain as set forth in the Series A Preferred Subscription Agreement, each share of Series A Preferred Stock shall automatically convert into one share of common stock (or pre-funded warrants), subject to adjustment; provided, however, that in no event shall the Series A Preferred Stock be converted into a number of shares of common stock exceeding 9.99% of the total number of shares of common stock outstanding. We obtained the Second Stockholder Approval at our 2024 annual meeting of stockholders.

Mandatory Redemption. We will be required to redeem the shares of Series A Preferred Stock at a price per share equal to the volume weighted average price of the common stock during the 20 trading day period ending on the trading day immediately prior to such redemption if the shares of Series A Preferred Stock remain outstanding on December 31, 2026.

Warrants

Public Warrants

The following summary of certain terms and provisions of the Public Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Public Warrants. You should review a copy of the Warrant Agreement, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants.

Each whole Public Warrant entitles the registered holder to purchase 0.056818 shares of our common stock at a price of $202.50 per share, subject to adjustment as discussed below, at any time commencing on the date that is 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of common stock. This means that only a whole Public Warrant may be exercised at any given time by a Public Warrant holder. The Public Warrants expire seven years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The Closing Date of the Business Combination was August 1, 2023.

Redemption of Public Warrants when the price per share of our common stock equals or exceeds $316.75

Not less than all of the Public Warrants may be redeemed for cash or for shares of common stock after a date that is ninety (90) days after Closing Date of the Business Combination. We may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the closing price of our common stock equals or exceeds $316.75 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “Anti-dilution Adjustments” below) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Public Warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. When the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Public Warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the common stock may fall below the $316.75 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “Anti-dilution Adjustments” below) as well as the $202.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of common stock equals or exceeds $176.00

We may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $2.50 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares of common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our common stock except as otherwise described below; and

•

if, and only if, the closing price of our common stock equals or exceeds $176.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “Anti-dilution Adjustments” below) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Public Warrant holders.

Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a Public Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $2.50 per Public Warrant), determined for these purposes based on the volume-weighted average price of the common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of a Public Warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

If the exercise price of a Public Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the market value and the newly issued price as set forth under the heading “Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Public Warrant pursuant to such exercise price adjustment.

	Redemption Fair Market Value of shares of common stock
Redemption Date (period to expiration of Public Warrants)	≤$124.00	$136.25	$148.75	$161.25	$173.50	$186.00	$198.25	$210.75	≥$223.25
84 months	0.017	0.017	0.018	0.019	0.019	0.020	0.020	0.020	0.021
81 months	0.016	0.017	0.018	0.019	0.019	0.020	0.020	0.020	0.021
78 months	0.016	0.017	0.018	0.018	0.019	0.019	0.020	0.020	0.021
75 months	0.016	0.017	0.018	0.018	0.019	0.019	0.020	0.020	0.021
72 months	0.016	0.017	0.018	0.018	0.019	0.019	0.020	0.020	0.021
69 months	0.016	0.017	0.017	0.018	0.019	0.019	0.020	0.020	0.021
66 months	0.016	0.017	0.017	0.018	0.019	0.019	0.020	0.020	0.021
63 months	0.015	0.016	0.017	0.018	0.019	0.019	0.020	0.020	0.021
60 months	0.015	0.016	0.017	0.018	0.019	0.019	0.020	0.020	0.021
57 months	0.015	0.016	0.017	0.018	0.018	0.019	0.020	0.020	0.021
54 months	0.015	0.016	0.017	0.018	0.018	0.019	0.020	0.020	0.021
51 months	0.014	0.015	0.017	0.017	0.018	0.019	0.020	0.020	0.021
48 months	0.014	0.015	0.016	0.017	0.018	0.019	0.020	0.020	0.021
45 months	0.014	0.015	0.016	0.017	0.018	0.019	0.019	0.020	0.021
42 months	0.013	0.015	0.016	0.017	0.018	0.019	0.019	0.020	0.021
39 months	0.013	0.014	0.016	0.017	0.018	0.019	0.019	0.020	0.021
36 months	0.012	0.014	0.015	0.016	0.017	0.018	0.019	0.020	0.021
33 months	0.012	0.013	0.015	0.016	0.017	0.018	0.019	0.020	0.021
30 months	0.011	0.013	0.014	0.016	0.017	0.018	0.019	0.020	0.021
27 months	0.011	0.013	0.014	0.015	0.017	0.018	0.021	0.020	0.021

	Redemption Fair Market Value of shares of common stock
Redemption Date (period to expiration of Public Warrants)	≤$124.00	$136.25	$148.75	$161.25	$173.50	$186.00	$198.25	$210.75	≥$223.25
24 months	0.010	0.012	0.014	0.015	0.016	0.018	0.021	0.020	0.021
21 months	0.009	0.011	0.013	0.015	0.016	0.017	0.021	0.020	0.021
18 months	0.009	0.010	0.012	0.014	0.016	0.017	0.018	0.020	0.021
15 months	0.008	0.010	0.012	0.013	0.015	0.017	0.018	0.019	0.021
12 months	0.007	0.009	0.011	0.013	0.014	0.016	0.018	0.019	0.021
9 months	0.005	0.007	0.009	0.012	0.014	0.016	0.017	0.019	0.021
6 months	0.004	0.006	0.008	0.010	0.013	0.015	0.017	0.019	0.021
3 months	0.002	0.004	0.006	0.009	0.011	0.014	0.016	0.019	0.021
0 months	—	—	0.002	0.007	0.010	0.013	0.016	0.018	0.021

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $136.25 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.016 shares of common stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $142.50 per share, and at such time there are 58 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.016 shares of common stock for each whole Public Warrant. In no event will the Public Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.021 shares of common stock per Public Warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

As stated above, we can redeem the Public Warrants when our common stock is trading at a price starting at $176.00, which is below the exercise price of $202.50, because it will provide certainty with respect to our capital structure and cash position while providing Public Warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when our common stock is trading at a price below the exercise price of the Public Warrants, this could result in the Public Warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their Public Warrants for common stock if and when such common stock was trading at a price higher than the exercise price of $202.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the shares of common stock pursuant to the Warrant Agreement, the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than the common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon exercise of the Public Warrants.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all, or substantially all, holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the common stock on account of such common stock (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of common stock in connection with the Business Combination, or (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend our Charter (A) to modify the substance or timing of our obligation to provide holders of our common stock the right to have their shares redeemed in connection with the Business Combination or to allow redemption in connection with the Business Combination or (B) with respect to any other provisions relating to stockholders’ rights or pre-Business Combination activity, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public

Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty (30) days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Public Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.

The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Public Warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants. You should review a copy of the Warrant Agreement, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive common stock. After the issuance of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Public Warrant holder.

July 2024 Public Warrants

The following summary of certain terms and provisions of the July 2024 Public Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the July 2024 Public Warrants. You should review a copy of the form of July 2024 Public Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the July 2024 Public Warrants.

Duration and Exercise Price

Each July 2024 Public Warrant has an initial exercise price of $30.00 per share except for those July 2024 Public Warrants repriced to $6.00 per share held by certain Selling Securityholders as discussed elsewhere in this prospectus. The July 2024 Public Warrants are immediately exercisable and expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The July 2024 Public Warrants were issued separately from the common stock issued and sold in the July 2024 Offering and may be transferred separately immediately thereafter. Each purchaser of one share of our common stock in the July 2024 Offering received one July 2024 Public Warrant per share of common stock purchased thereby.

Exercisability

The July 2024 Public Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the July 2024 Public Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s July 2024 Public Warrants. No fractional shares of common stock will be issued in connection with the exercise of a July 2024 Public Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Transferability

Subject to applicable laws, a July 2024 Public Warrant may be transferred at the option of the holder upon surrender of the July 2024 Public Warrant together with the appropriate instruments of transfer.

Exchange Listing

We have not listed, and do not intend to list, the July 2024 Public Warrants on the NYSE or any other securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the July 2024 Public Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the July 2024 Public Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their July 2024 Public Warrants.

July 2024 Private Placement Warrants

The following summary of certain terms and provisions of the July 2024 Private Placement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the July 2024 Private Placement Warrants. The terms and provisions of the July 2024 Private Placement Warrants are substantially the same as those of the July 2024 Public Warrants, except as described below. You should review a copy of the form of July 2024 Private Placement Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the July 2024 Private Placement Warrants.

The July 2024 Private Placement Warrants were not exercisable until after the date upon which we obtained the Second Stockholder Approval for the issuance of the underlying common stock, which we obtained at our 2024 annual meeting of stockholders. Following such date, the July 2024 Private Placement Warrants became immediately exercisable at an exercise price of $30.00 per share and will expire five years from the date of issuance, subject to certain limitations.

A holder of July 2024 Private Placement Warrants may not exercise the July 2024 Private Placement Warrant if such holder, together with its affiliates, would beneficially own more than 4.99% (or, upon election by a holder prior to the issuance of the July 2024 Private Placement Warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise.

January 2025 Private Placement Warrants

The following summary of certain terms and provisions of the January 2025 Private Placement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the January 2025 Private Placement Warrants. You should review a copy of the form of January 2025 Private Placement Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the January 2025 Private Placement Warrants.

Duration and Exercise Price

Each January 2025 Private Placement Warrant has an initial exercise price of $6.00 per share. The January 2025 Private Placement Warrants became exercisable on April 10, 2025, upon the receipt of stockholder approval for the issuance of the shares of common stock issuable upon exercise of such warrants as required by the applicable rules and regulations of the NYSE. The January 2025 Private Placement Warrants will expire on April 10, 2030. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The January 2025 Private Placement Warrants were issued separately from the common stock issued and sold in the January 2025 Offering and may be transferred separately immediately thereafter.

Exercisability

The January 2025 Private Placement Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the January 2025 Private Placement Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s January 2025 Private Placement Warrants. No fractional shares of common stock will be issued in connection with the exercise of a January 2025 Private Placement Warrant. In lieu of fractional shares, we may elect to pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its January 2025 Private Placement Warrants, a registration statement registering the issuance of the shares of common stock underlying the January 2025 Private Placement Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the January 2025 Private Placement Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the January 2025 Private Placement Warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange, or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of common stock or 50% or more of the voting power of our common equity, the holders will be entitled to receive the number of shares of common stock for which the warrant is exercisable immediately prior to the occurrence of such fundamental transaction on a net exercise basis. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the January 2025 Private Placement Warrants have the right to require us or a successor entity to redeem the January 2025 Private Placement Warrants for cash in the amount of the Black Scholes Value (as defined in the January 2025 Private Placement Warrants) of the unexercised portion of the January 2025 Private Placement Warrants concurrently with, or within 30 days following, the consummation of a fundamental transaction.

Transferability

Subject to applicable laws, a January 2025 Private Placement Warrant may be transferred at the option of the holder upon surrender of the warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the January 2025 Private Placement Warrants on the NYSE or any other securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the January 2025 Private Placement Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the January 2025 Private Placement Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

February 2025 Private Placement Warrants

The terms of the February 2025 Private Placement Warrants are substantially the same as the terms of the January 2025 Private Placement Warrants, except that the February 2025 Private Placement Warrants have an initial exercise price equal to $5.23 per share. You should review a copy of the form of February 2025 Private Placement Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the February 2025 Private Placement Warrants.

Leavitt Private Placement Warrants

The terms of the Leavitt Private Placement Warrants are substantially the same as the terms of the February 2025 Private Placement Warrants. You should review a copy of the form of Leavitt Private Placement Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Leavitt Private Placement Warrants.

Registration Rights

Investor Rights Agreement

In connection with the Closings, we and the parties identified as Investors therein (the “Investors”) entered into the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, each Investor was granted certain registration rights with respect to his, her, or its shares of our common stock.

The Investor Rights Agreement will terminate upon the earlier of (i) the seventh anniversary of the Closing Date, (ii) a Change of Control (as defined in the Business Combination Agreement), (iii) the date as of which there shall be no registrable securities outstanding; provided, that with respect to any Investor, such Investor will have no rights under the Investor Rights Agreement and all of our obligations to such Investor shall terminate upon the earlier of (x) the date at least one year after the Closing Date that such Investor ceases to hold at least one percent of the registrable securities outstanding on the Closing Date or (y) if such Investor is a one of our directors or executive officers, the date such Investor no longer serves as one of our directors or an executive officers. Notwithstanding the foregoing, (a) the piggy-back registration rights provided for in the Investor Rights Agreement shall terminate no later than the third anniversary of the Closing Date and (b) the obligations regarding the nomination of directors shall survive until the earlier of a termination of the Investor Rights Agreement in accordance with clauses (i) or (ii) above or, with respect to any specific Investor, at such time as such Investor is no longer entitled to nominate a director to our Board under the terms of the Investor Rights Agreement.

PIPE Subscription Agreements

The PIPE Subscription Agreements provide that no later than 45 calendar days after the Closing Date, we were required to file a registration statement covering the resale of the PIPE Shares and to use our commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) 90 calendar days after the Closing Date (or 120 calendar days after the Closing Date if the SEC notifies us that it will “review” such registration statement) and (ii) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be “reviewed” or will not be subject to further review. Such resale registration statement was declared effective by the SEC on December 15, 2023.

Chardan Registration Rights Agreement

The Chardan Registration Rights Agreement provides for the registration of the offer and sale of the shares of our common stock issuable pursuant to the Chardan Purchase Agreement on a resale registration statement on Form S-1. Such registration statement was declared effective by the SEC on December 29, 2023.

Amended Note Purchase Agreement

Pursuant to the Amended Note Purchase Agreement, we issued and sold $48 million of Notes to RTW in a private placement. The Amended Note Purchase Agreement provides that in no event later than 45 days after April 16, 2024, we must file with the SEC a registration statement covering the resale of the full amount of the shares of common stock underlying the Notes sold under the Amended Note Purchase Agreement. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after April 16, 2024, or (b) in the event that the SEC reviews such registration statement, 120 days after the April 16, 2024 (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement). Such resale registration statement was declared effective by the SEC on October 7, 2024.

Series A Preferred Subscription Agreement

On June 28, 2024, we entered into the Series A Preferred Stock Subscription Agreement with funds affiliated with RTW, pursuant to which we agreed to issue and sell 90,407 shares of Series A Preferred Stock (on a post-stock split basis) and 90,407 July 2024 Private Placement Warrants, at a purchase price of $30.00 per share of Series A Preferred Stock and accompanying July 2024 Private Placement Warrant, for an aggregate purchase price of approximately $2.7 million.

The Series A Preferred Stock Subscription Agreement provided that in no event later than 45 days after July 1, 2024, we must file with the SEC a registration statement covering the resale of the full amount of the shares of common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the July 2024 Private Placement Warrants. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 30 days after September 30, 2024 (the “Amendment Filing Deadline”), or (b) in the event that the SEC reviews such registration statement, 90 days after the Amendment Filing Deadline (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement). Such resale registration statement was declared effective by the SEC on October 7, 2024.

January 2025 Subscription Agreement

On January 14, 2025, we entered into the January 2025 Subscription Agreement with RTW, pursuant to which we agreed to issue and sell 841,751 shares of our common stock in a private placement at a purchase price of $2.97 per share, for an aggregate purchase price of approximately $2.5 million. The RTW Private Placement closed on January 16, 2025 (the “RTW Private Placement Closing Date”).

Pursuant to the January 2025 Subscription Agreement, we agreed to file a resale registration statement with the SEC within 45 days after the RTW Private Placement Closing Date to register the resale of the shares. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the RTW Private Placement Closing Date, or (b) in the event that the SEC reviews such registration statement, 120 days after the RTW Private Placement Closing Date (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement).

January 2025 Securities Purchase Agreement

On January 24, 2025, we entered into the January 2025 Securities Purchase Agreement with the January 2025 Investors, pursuant to which we agreed to issue and sell 1,240,000 shares of our common stock in the January 2025 Offering, and 1,240,000 accompanying January 2025 Private Placement Warrants to purchase up to 1,240,000 shares of common stock in a concurrent private placement at a purchase price of $6.00 per share and accompanying warrant, for an aggregate purchase price of approximately $7.5 million. The January 2025 Offering and January 2025 Private Placement closed on January 27, 2025.

Pursuant to the January 2025 Securities Purchase Agreement, we agreed to file a resale registration statement with the SEC within 30 calendar days of January 24, 2025, the date the January 2025 Securities Purchase Agreement was executed. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC within 90 calendar days of January 27, 2025, the date the January 2025 Offering and January 2025 Private Placement closed. We agreed to keep such registration statement effective at all times until no January 2025 Investors owns any January 2025 Private Placement Warrants or shares of common stock issuable upon exercise of the January 2025 Private Placement Warrants.

February 2025 Subscription Agreement

On February 19, 2025, we entered into the February 2025 Subscription Agreement with Leavitt, pursuant to which we agreed to issue and sell 267,686 shares of our common stock and 535,372 accompanying Leavitt Private Placement Warrants to purchase up to 535,372 shares of common stock in a private placement at a purchase price of $5.23 per share and accompanying warrant, for an aggregate purchase price of approximately $1.4 million. The Leavitt 2025 Private Placement closed on February 20, 2025 (the “Leavitt 2025 Private Placement Closing Date”).

Pursuant to the February 2025 Subscription Agreement, we agreed to file a resale registration statement with the SEC by April 7, 2025. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the Leavitt 2025 Private Placement Closing Date, or (b) in the event that the SEC reviews such registration statement, 120 days after the Leavitt 2025 Private Placement Closing Date (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement).

February 2025 Securities Purchase Agreement

On February 19, 2025, we entered into the February 2025 Securities Purchase Agreement with the February 2025 Investors, pursuant to which we agreed to issue and sell 900,000 shares of our common stock in the February 2025 Offering, and 1,800,000 accompanying February 2025 Private Placement Warrants to purchase up to 1,800,000 shares of common stock in a concurrent private placement at a purchase price of $5.23 per share and accompanying warrant, for an aggregate purchase price of approximately $4.7 million. The February 2025 Offering and February 2025 Private Placement closed on February 20, 2025.

Pursuant to the February 2025 Securities Purchase Agreement, we agreed to file a resale registration statement with the SEC within 30 calendar days of February 19, 2025, the date the February 2025 Securities Purchase Agreement was executed. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC within 90 calendar days of February 20, 2025, the date the February 2025 Offering and February 2025 Private Placement closed. We agreed to keep such registration statement effective at all times until no February 2025 Investors owns any February 2025 Private Placement Warrants or shares of common stock issuable upon exercise of the February 2025 Private Placement Warrants.

Anti-Takeover Provisions

Allurion Charter and Bylaws

Among other things, our Charter and Bylaws:

•

permit our Board to issue up to 100 million shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the number of directors may be changed only by resolution of our Board;

•

provide that, subject to the rights of any series of Preferred Stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of our then- outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, subject to the rights of any series of Preferred Stock, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of stockholders may only be called by our Board pursuant to a resolution adopted by a majority of our Board, by the chairman of our Board or by the chief executive officer;

•

provide that our Board will be divided into three classes of directors, with the directors serving staggered three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of Allurion by replacing our Board. Because our Board has the power to retain and discharge officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock will make it possible for our Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change the control of Allurion.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (as amended from time to time, the “DGCL”). This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:

•	the relevant Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of Allurion.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on our behalf; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholders or employees of ours or our stockholders; (3) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, our Bylaws or our Charter (as either may be amended from time to time); or (4) any action, suit or proceeding asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Our Bylaws further provide that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any such foreign action is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce such actions and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Our Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Bylaws is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

These choice of forum provisions have important consequences for our stockholders. These provisions may limit or increase the difficultly of a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers, or may increase the associated costs for such stockholder to bring a claim, both of which may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Transfer Agent and Warrant Agent

The Transfer Agent for our common stock and the warrant agent for our Public Warrants is Continental Stock Transfer & Trust Company.

Listing of our Common Stock and Public Warrants

Our common stock and Public Warrants are listed on the NYSE under the symbols “ALUR” and “ALUR WS,” respectively.

PLAN OF DISTRIBUTION

The Selling Securityholders, which shall include donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	to or through underwriters or broker-dealers;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, except that we may receive cash proceeds of up to $19.7 million upon the exercise of the Private Placement Warrants.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any Selling Securityholders who are an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of Allurion Technologies, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement of which this prospectus forms a part, the documents incorporated by reference herein and the exhibits filed with it at the website provided in the next paragraph. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at investors.allurion.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

•

our Current Reports on Form 8-K, filed with the SEC on January 6, 2025; January  8, 2025; January  17, 2025; January  28, 2025; February  13, 2025; February  21, 2025; March  26, 2025; April  3, 2025; April  10, 2025; and April 17, 2025; and

•

the description of our securities contained in our registration statement on Form 8-A (File No. 001-41767) filed with the SEC on August 1, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-41767), filed with the SEC on March 27, 2025.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Allurion Technologies, Inc., 11 Huron Drive, Natick, MA 01760.

Allurion Technologies, Inc.

Up to 6,177,348 Shares of Common Stock

PROSPECTUS

   , 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the securities being registered hereby (except in the case of the SEC registration fee).

Expense	Estimated Amount
SEC registration fee		$2,231.98
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter and Bylaws limit the liability of our (i) directors and (ii) officers, which includes each individual who has been duly appointed as an officer of Allurion and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to our registered agent as contemplated by Section 3114(b) of Title 10 of the DGCL, in each case, to the fullest extent permitted by the DGCL, and also provides that we indemnify our directors and officers to the fullest extent permitted by the DGCL.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we indemnify each of our directors and officers to the fullest extent permitted by law and our Charter and Bylaws, and provides for advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We also maintain a general liability insurance policy, which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit Number	Description

4.1	Warrant Agreement, dated February 4, 2021, between Compute Health Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Compute Health Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on February 9, 2021).

4.2	Amendment to Warrant Agreement, dated August 1, 2023, by and between Compute Health and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

4.3	Warrant Assignment, Assumption and Amendment Agreement, dated August 1, 2023, by and among Compute Health Acquisition Corp., Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 7, 2023).

4.4	Description of Capital Stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 27, 2025).

4.5	Form of Public Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2024).

4.6	Form of July 2024 Private Placement Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2024).

Exhibit Number	Description

4.7	Form of January 2025 Private Placement Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 28, 2025).

4.8	Form of February 2025 Private Placement Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 21, 2025).

4.9	Form of Leavitt Private Placement Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 21, 2025).

10.1	Subscription Agreement, dated as of January 14, 2025, between Allurion Technologies, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 16, 2025).

10.2	Subscription Agreement, dated as of February 19, 2025, between Allurion Technologies, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 21, 2025).

10.3	Securities Purchase Agreement, dated as of January 24, 2025, by and between Allurion Technologies, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 28, 2025).

10.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 21, 2025).

10.5	Second Amendment to Note Purchase Agreement, dated as of April 15, 2025, by and among Allurion Technologies, Inc., the purchasers party thereto, and RTW Investments, LP, as agent for the purchasers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 17, 2025).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24*	Power of Attorney (included in the signature pages to the Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

If the registrant is relying on Rule 430B: (a) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.

The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Natick, Commonwealth of Massachusetts, on April 29, 2025.

ALLURION TECHNOLOGIES, INC.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shantanu Gaur as his or her true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more registration statements on Form S-3 and any and all amendments (including post-effective amendments) to such registration statements (and any additional registration statement related hereto permitted by Rule 462(b) promulgated by the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shantanu Gaur Shantanu Gaur	Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 29, 2025

/s/ Omar Ishrak Omar Ishrak	Director	April 29, 2025

Krishna Gupta	Director	April 29, 2025

/s/ Michael Davin Michael Davin	Director	April 29, 2025

/s/ Larson Douglas Hudson Larson Douglas Hudson	Director	April 29, 2025

Signature	Title	Date

/s/ Keith B. Johns II Keith B. Johns II	Director	April 29, 2025

/s/ Nicholas Lewin Nicholas Lewin	Director	April 29, 2025

/s/ Milena Alberti-Perez Milena Alberti-Perez	Director	April 29, 2025

/s/ R. Jason Richey R. Jason Richey	Director	April 29, 2025